SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2004 (March 11, 2004)

JPS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-27038	57-0868166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

555 North Pleasantburg Drive, Suite 202, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 239-3900

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

99.1	Press Release, dated March 11, 2004.

Item 12.	Results of Operations and Financial Condition.

On March 11, 2004, JPS Industries, Inc. issued a press release announcing financial results for the quarter ended January 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

This information is furnished pursuant to Item 12 of Form 8-K and such information, including the press release, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

The information contained in this report, including the information contained in the relevant portions of the press release, is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPS INDUSTRIES, INC.

By:	/s/ CHARLES R. TUTTEROW

Name:	Charles R. Tutterow
Title:	Executive Vice President and Chief Financial Officer

Date: March 11, 2004

INDEX OF EXHIBITS

Exhibit No.	Exhibit Description

99.1	Press Release, dated March 11, 2004.